EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
May 24, 2012
Contact: Sid Hooper
(703)406‐2800
shooper@sutron.com

Sutron Corporation Consummates Acquisition of IPS MeteoStar, Inc.

May 24, 2012, Sterling, VA—Sutron Corporation (NASDAQ:STRN), a global leader in hydrological, meteorological, and oceanic monitoring products, systems, software and services, announced today that it has consummated the transaction to acquire substantially all of the commercial and operating assets of IPS MeteoStar (“IPSM”) for a cash purchase price of $4,175,000, subject to a partial escrow to secure certain representations and warranties.

Dr. Raul McQuivey, Chairman of the Board of Directors and Chief Executive Officer of Sutron, commented, "Today is a red letter day and transforming event for Sutron. Together, Sutron and MeteoStar are uniquely positioned to provide the most comprehensive set of monitoring and warning solutions available globally to extend mission‐critical services and to assure they are managed, secure and responsive. The combined portfolio will include a broader and deeper range of products, an enhanced commitment to innovation, ensuring next‐generation technology solutions, and greater support and resources available worldwide."

Safe Harbor Statement
The statements in this press release that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements include without limitation any statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," “should” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements, including the risks of integration of acquired assets and operations and customer retention Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings with the SEC, including the disclosure under the heading “Business” and “Management’s Discussion and Analysis” in the Company’s Annual Report on Form 10-K filed on March 28, 2012. We are under no obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.